Exhibit 10.16

Name:	[ ]
Number of Shares of Stock subject to the Stock Option:	[ ]
Exercise Price Per Share:	$[ ]
Date of Grant:	[ ]
Vesting Commencement Date:	[ ]

OLAPLEX HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT (EMPLOYEE)

This agreement (this “Agreement”) evidences a stock option granted by Olaplex Holdings, Inc., a Delaware corporation (the “Company”), to the individual named above (the “Participant”), pursuant to and subject to the terms of the Olaplex Holdings, Inc. 2021 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.    Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant an option (the “Stock Option”) to purchase, pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not intended to qualify as an incentive stock option) and is granted to the Participant in connection with the Participant’s Employment.

2.    Vesting.

(a)

The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as used herein with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable.

(b)

Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [                    ], in each case, subject to the Participant’s continued Employment through the applicable vesting date.

(c)

If the Stock Option (or any portion thereof) is not assumed, continued or substituted in connection with a Change in Control pursuant to Section 7(a)(1) of the Plan, the Stock Option (or such portion), to the extent then unvested, will vest in full as of immediately prior to such Change in Control. For purposes hereof, “Change in Control” shall mean the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”); (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity (or its ultimate parent, if applicable); (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by any Person; or (iv) the complete dissolution or liquidation of the Company; provided, however, that the Company’s initial public offering, any subsequent public offering or anther capital raising event, a merger effected solely to change the Company’s domicile or any acquisition by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or affiliates shall not constitute a “Change in Control”.

3.    Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the Stock Option has passed to the estate or beneficiary of the Participant or a permitted transferee, by such estate or beneficiary or permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or at such other place or by such other party as the Administrator may prescribe and must be accompanied by payment in full of the exercise price by cash or check, through a broker-assisted exercise program acceptable to the Administrator, or as otherwise provided in the Plan. Subject to earlier termination as set forth herein or in the Plan (including Section 6(a)(4) of the Plan), the latest date on which the Stock Option or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised on or prior to such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

4.    Cessation of Employment. If the Participant’s Employment ceases for any reason, the Stock Option, to the extent not then vested, will be immediately forfeited for no consideration, and any vested portion of the Stock Option that is then outstanding will remain exercisable for the period, if any, described in Section 6(a)(4) of the Plan.

5.    Restrictions on Transfer. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6.    Forfeiture; Recovery of Compensation. By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Stock Option, including the right to any Shares acquired under the Stock Option and any amounts received in respect thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any applicable clawback or recoupment policy of the Company. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

7.    Taxes. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes and other amounts required to be withheld. No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any withholding requirements, or has made other arrangements satisfactory to the Company with respect to such amounts. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required withholdings from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant from any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

8.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting, or being deemed to have accepted, the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.    Restrictive Covenants Agreement. Concurrent with the execution and delivery of this Agreement, the Participant shall execute and deliver to the Company the Restrictive Covenants Agreement attached hereto as Exhibit A. The Participant acknowledges and agrees that the Participant will be bound by the provisions set forth in such Restrictive Covenants Agreement, which for the avoidance of doubt, shall survive any termination, expiration, forfeiture, transfer or other disposition of the Stock Option.

10.    Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement.

OLAPLEX HOLDINGS, INC.

By:

Name:

Title:

Agreed and Accepted:

By

    [Participant’s Name]

Signature Page to Non-Statutory Stock Option Agreement (Employee)

Exhibit A

Restrictive Covenants Agreement

Signature Page to Non-Statutory Stock Option Agreement (Employee)